KEYSTONE CONSOLIDATED INDUSTRIES, INC.

PRESS RELEASE

FOR IMMEDIATE RELEASE

Keystone Consolidated Industries, Inc.	CONTACT:
5430 LBJ Freeway, Suite 1740	Bert E. Downing, Jr.
Dallas, Texas 75240-2697	Vice President and Chief Financial Officer
(972) 458-0028	(972) 458-0028

KEYSTONE REPORTS 2009 SECOND QUARTER RESULTS

DALLAS, TEXAS . . . August 7, 2009 . . . Keystone Consolidated Industries, Inc. (OTCBB: KYCN), reported net income of $1.0 million, or $0.08 per diluted share, in the second quarter of 2009 as compared to $21.9 million, or $1.81 per diluted share, in the second quarter of 2008.  The decrease in earnings was due primarily to lower shipment volumes resulting from the adverse impact of the current economic condition on Keystone’s customers.  Throughout most of the second quarter of 2009, customers continued to cancel or postpone certain projects due to an inability to secure financing in the current credit markets and customers continued to conserve cash by liquidating their inventories and instituting just-in-time order philosophies.  In addition, while the Company experienced an unprecedented 90% increase in the cost of ferrous scrap from December 2007 to August 2008, a significant decline in ferrous scrap costs since that time resulted in customers limiting orders as they assumed lower ferrous scrap prices would result in lower selling prices in the near future.  Given the sharply reduced market demand, the Company continued to operate on a substantially reduced production schedule during the second quarter of 2009, which resulted in a much higher percentage of fixed costs included in cost of goods sold as the costs could not be capitalized into inventory.  Additionally, customers’ just-in-time order philosophies resulted in additional costs due to frequent mill changes as customers were ordering much smaller quantities of Keystone’s many different products.  However, the Company believes the reduced production schedules allowed Keystone to somewhat temper the adverse impact of the current business downturn on the Company’s liquidity.  Shipment volumes and customer orders increased somewhat in June 2009 which resulted in a return to more normal production levels.  Additionally, primarily due to a $510 million decrease in Keystone’s pension plans’ assets during 2008, the Company recorded defined benefit pension expense of $1.5 million during the second quarter of 2009 as compared to a defined benefit pension credit of $17.9 million during the second quarter of 2008.

Because the amount of the Company’s net periodic defined benefit pension and other postretirement benefit (“OPEB”) expense or credits are unrelated to the ongoing operating activities of the Company, Keystone measures its overall operating performance using operating income before net pension and OPEB expense or credits.  A reconciliation of operating income as reported to operating income adjusted for pension and OPEB credits is set forth in the following table.

	Three months ended June 30,
	(In thousands)

	2008	2009
Operating income as reported	$36,131	$2,511
Defined benefit pension expense (credit)	(17,938)	1,513
OPEB credit	(2,338)	(1,260)
Operating income before pension and OPEB	$15,855	$2,764

The Company’s total sales volume and average per-ton selling prices for the second quarter of 2008 and 2009 were as follows:

	Three months ended June 30,
	2008	2009

Total sales volume (000 tons)	184	84
Average per-ton selling prices	$966	$838

Operating income before pension and OPEB for the second quarter of 2009 was significantly less than the second quarter of 2008 primarily due to the net effects of the following factors:
•	substantially lower shipment volumes as discussed above;
•	lower selling prices as discussed above;
•	substantially reduced production volumes as discussed above which resulted in a much higher percentage of fixed costs included in cost of goods sold;
•
increased variable costs of production due to frequent mill changes as Keystone’s customers were managing their inventory by ordering much smaller quantities of the Company’s many different products as discussed above;

•	increased bad debt expense during the second quarter of 2009 of $1.6 million primarily due to the Chapter 11 proceedings of one of the Company’s customers;
•	decreased cost of raw material during 2009;
•	decreased cost of electricity and natural gas during 2009;
•	decreased employee incentive compensation accruals during 2009 resulting from poor operating performance;
•
a $5.5 million decrease in Keystone’s LIFO reserve and cost of goods sold during the second quarter of 2009 (primarily because estimated raw material costs and inventory levels for December 2009 are substantially lower than December 2008) as compared to a $5.2 million increase in Keystone’s LIFO reserve and cost of goods sold during the second quarter of 2008; and

•
a net $4.0 million reduction in Keystone’s accrued environmental costs during the second quarter of 2009 due principally to the Illinois Environmental Protection Agency’s final approval of the completion of the soil portion of the remediation plan for certain waste management units at Keystone’s facility in Peoria, Illinois for which the amount of remediation Keystone was ultimately required to undertake was not as extensive as previously estimated.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.   Statements in this release that are not historical in nature are forward-looking and are not statements of fact.  Forward-looking statements represent the Company’s beliefs and assumptions based on currently available information.  In some cases you can identify these forward-looking statements by the use of words such as "believes," "intends," "may," "should," "could," "anticipates," "expected" or comparable terminology, or by discussions of strategies or trends.  Although Keystone believes the expectations reflected in forward-looking statements are reasonable, it does not know if these expectations will be correct.  Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results. Actual future results could differ materially from those predicted. While it is not possible to identify all factors, the Company continues to face many risks and uncertainties.  Among the factors that could cause Keystone’s actual future results to differ materially from those described herein are the risks and uncertainties discussed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”) including, but not limited to, the following:

•	Future supply and demand for Keystone’s products (including cyclicality thereof),
•	Customer inventory levels,
•	Changes in raw material and other operating costs (such as ferrous scrap and energy),
•	The possibility of labor disruptions,
•	General global economic and political conditions,
•	Competitive products (including low-priced imports) and substitute products,
•	Customer and competitor strategies,
•	The impact of pricing and production decisions,
•	Environmental matters (such as those requiring emission and discharge standards for existing and new facilities),
•	Government regulations and possible changes therein,
•	Significant increases in the cost of providing medical coverage to employees,
•	The ultimate resolution of pending litigation,
•	International trade policies of the United States and certain foreign countries,
•	Operating interruptions (including, but not limited to, labor disputes, fires, explosions, unscheduled or unplanned downtime and transportation interruptions),
•	The Company’s ability to renew or refinance credit facilities,
•	Any possible future litigation, and
•	Other risks and uncertainties as discussed in the Company’s filings with the SEC.

Should one or more of these risks materialize, if the consequences worsen, or if the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected.  Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of changes in information, future events or otherwise.

In an effort to provide investors with additional information regarding the Company’s results as determined by accounting principles generally accepted in the United States of America (“GAAP”), the Company has disclosed certain non-GAAP information, which the Company believes provides useful information to investors:

•
The Company discloses operating income before pension and OPEB credits or expense, which is used by the Company’s management to assess its performance.  The Company believes disclosure of operating income before pension and OPEB credits or expense provides useful information to investors because it allows investors to analyze the performance of the Company’s operations in the same way the Company’s management assesses performance.

Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas.  The Company is a leading manufacturer of steel fabricated wire products, industrial wire, billets and wire rod.  Keystone also manufactures wire mesh, coiled rebar and steel bar.  The Company’s products are used in the agricultural, industrial, cold drawn, construction, transportation, original equipment manufacturer and retail consumer markets.  Keystone’s common stock is traded on the OTC Bulletin Board (Symbol: KYCN).

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KEYSTONE CONSOLIDATED INDUSTRIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2008	2009	2008	2009
	(unaudited)

Net sales	$178,027	$70,511	$312,166	$130,986
Cost of goods sold	(156,290)	(65,272)	(283,303)	(127,546)

Gross margin	21,737	5,239	28,863	3,440

Other operating income (expense):
Selling expense	(1,892)	(1,672)	(3,763)	(3,278)
General and administrative expense	(3,990)	(803)	(7,663)	(3,861)
Defined benefit pension credit (expense)	17,938	(1,513)	36,934	(3,028)
Other postretirement benefit credit	2,338	1,260	4,536	2,520

Total other operating income (expense)	14,394	(2,728)	30,044	(7,647)

Operating income (loss)	36,131	2,511	58,907	(4,207)

Nonoperating income (expense):
Interest expense	(932)	(408)	(2,245)	(740)
Other income (expense), net	(92)	104	298	102

Total nonoperating expense	(1,024)	(304)	(1,947)	(638)

Income (loss) before income taxes	35,107	2,207	56,960	(4,845)

Income tax benefit (expense)	(13,188)	(1,207)	(21,431)	1,471

Net income (loss)	$21,919	$1,000	$35,529	$(3,374)

Basic and diluted income (loss) per share	$1.81	$0.08	$3.25	$(0.28)

Basic and diluted weighted average shares outstanding	12,102	12,102	10,948	12,102